Exhibit 99.1

Comcast Corporation and Comcast Cable Communications, LLC Announce Results and Upsize of their Offers to Purchase for Cash Certain of their Outstanding Senior Debt Securities

Philadelphia, Pennsylvania, June 3, 2026 —Comcast Corporation, a Pennsylvania corporation (the “Company”) announced results of its previously announced cash tender offers to purchase any and all of its outstanding 2.350% Notes due 2027; 3.300% Notes due February 2027; 3.300% Notes due April 2027; 4.150% Notes due 2028; 3.150% Notes due 2028; 3.550% Notes due 2028; 5.100% Notes due 2029; 4.550% Notes due 2029; 4.250% Notes due 2030; 3.400% Notes due 2030 and 2.650% Notes due 2030 (together, the “Company Notes”) (collectively, the “Company Offers”). Comcast Cable Communications, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Comcast Cable” and, together with the Company, the “Issuers”) also announced the results of its previously announced separate cash tender offers to purchase any and all of its outstanding 8.500% Notes due 2027 and 7.125% Notes due 2028 (together, the “Comcast Cable Notes” and, together with the Company Notes, the “Notes”) (the “Comcast Cable Offers” and, together with the Company Offers, the “Offers” and each, an “Offer”).

The Issuers also announced that they are increasing the aggregate Total Consideration (as defined below) payable for the Notes they will accept for purchase in the Offers, excluding accrued but unpaid interest, from the previously announced amount of $3,750,000,000 to $4,140,000,000 (the “Consideration Cap Amount”). The increased Consideration Cap Amount is sufficient to enable the Issuers to accept for purchase all 2.350% Notes due 2027 issued by the Company, 3.300% Notes due February 2027 issued by the Company, 3.300% Notes due April 2027 issued by the Company, 8.500% Notes due 2027 issued by Comcast Cable, 4.150% Notes due 2028 issued by the Company, 3.150% Notes due 2028 issued by the Company, 7.125% Notes due 2028 issued by Comcast Cable, 3.550% Notes due 2028 issued by the Company, 5.100% Notes due 2029 issued by the Company and 4.550% Notes due 2029 issued by the Company, in each case, that were validly tendered prior to or at the Expiration Date and not validly withdrawn (as well as all of the Notes of such series that were tendered pursuant to the Guaranteed Delivery Procedures).

The Offers were made upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 27, 2026 relating to the Notes (the “Offer to Purchase”) and the notice of guaranteed delivery attached as Appendix A to the Offer to Purchase (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this news release have the meanings given to them in the Offer to Purchase.

The Offers expired at 5:00 p.m. (Eastern time) on June 2, 2026 (the “Expiration Date”). The Guaranteed Delivery Date will be 5:00 p.m. (Eastern time) on June 4, 2026. The Settlement Date will be June 5, 2026.

According to information provided by Global Bondholder Services Corporation, the Information and Tender Agent in connection with the Offers, $6,162,959,000 combined aggregate principal amount of Notes were validly tendered prior to or at the Expiration Date and not validly withdrawn. In addition, $54,582,000 combined aggregate principal amount of Notes were tendered pursuant to the Guaranteed Delivery Procedures and remain subject to the Holders’ performance of the delivery requirements under such procedures. The table below provides certain information about the Offers, including the aggregate principal amount of each series of Notes validly tendered and not validly withdrawn at or prior to the Expiration Date and the aggregate principal amount of Notes reflected in Notices of Guaranteed Delivery delivered at or prior to the Expiration Date pursuant to the Tender Offer Documents.

Acceptance Priority Level	Title of Notes	Principal Amount Outstanding	CUSIP / ISIN Nos.(1)	Total Consideration (2)	Principal Amount Tendered (3)	Principal Amount Accepted (3)	Principal Amount Reflected in Notices of Guaranteed Delivery
1	2.350% Notes due 2027 issued by the Company	$1,400,000,000	20030NBW0 / US20030NBW02	$991.04	$638,264,000	$638,264,000	$3,545,000
2	3.300% Notes due February 2027 issued by the Company	$1,250,000,000	20030NBY6 / US20030NBY67	$996.30	$478,481,000	$478,481,000	$5,921,000
3	3.300% Notes due April 2027 issued by the Company	$638,976,000	20030NDK4 / US20030NDK46	$995.03	$239,901,000	$239,901,000	$8,786,000
4	8.500% Notes due 2027 issued by Comcast Cable	$206,580,000	20029PAH2 / US20029PAH29	$1,036.89	$54,861,000	$54,861,000	--
5	4.150% Notes due 2028 issued by the Company	$3,220,877,000	20030NCT6 / US20030NCT63	$997.84	$1,066,680,000	$1,066,680,000	$6,786,000
6	3.150% Notes due 2028 issued by the Company	$1,298,079,000	20030NCA7 / US20030NCA72	$983.84	$539,512,000	$539,512,000	$1,219,000
7	7.125% Notes due 2028 issued by Comcast Cable	$292,883,000	872287AL1 / US872287AL19	$1,047.36	$135,962,000	$135,962,000	--
8	3.550% Notes due 2028 issued by the Company	$784,735,000	20030NCH2 / US20030NCH26	$988.28	$269,973,000	$269,973,000	$7,445,000
9	5.100% Notes due 2029 issued by the Company	$600,632,000	20030NEH0 / US20030NEH08	$1,021.93	$323,466,000	$323,466,000	$3,047,000
10	4.550% Notes due 2029 issued by the Company	$832,642,000	20030NED9 / US20030NED93	$1,006.15	$358,308,000	$358,308,000	$2,121,000
11	4.250% Notes due 2030 issued by the Company	$1,500,000,000	20030NCU3 / US20030NCU37	$989.26	$420,900,000	--	$10,433,000
12	3.400% Notes due 2030 issued by the Company	$1,600,000,000	20030NDG3 / US20030NDG34	$962.64	$911,233,000	--	$5,120,000
13	2.650% Notes due 2030 issued by the Company	$1,600,000,000	20030NDA6 / US20030NDA63	$939.11	$725,418,000	--	$159,000

(1)	No representation is made by the Issuers as to the correctness or accuracy of the CUSIP numbers or ISINs listed in the Offer to Purchase or printed on the Notes. They are provided solely for convenience.

(2)	The total consideration for each series of Notes (such consideration, the “Total Consideration”) payable per each $1,000 principal amount of such series of Notes validly tendered for purchase.

(3)	The amounts exclude the principal amounts of Notes for which Holders have complied with certain procedures applicable to guaranteed delivery pursuant to the Guaranteed Delivery Procedures. Such amounts remain subject to the Guaranteed Delivery Procedures. Notes tendered pursuant to the Guaranteed Delivery Procedures are required to be tendered at or prior to 5:00 p.m. (Eastern time) on June 4, 2026.

In total, $4,105,408,000 aggregate principal amount of Notes have been accepted for purchase, excluding the Notes delivered pursuant to the Guaranteed Delivery Procedures. The Issuers’ obligation to complete an Offer with respect to a particular series of Notes validly tendered is conditioned on the satisfaction of conditions described in the Offer to Purchase, including that the aggregate Total Consideration payable for all Notes purchased in the Offers not exceed the Consideration Cap Amount (after giving effect to the increase described above), and on the Consideration Cap Amount (after giving effect to the increase described above) being sufficient to pay the Total Consideration for all validly tendered and not validly withdrawn Notes of such series (after accounting for all validly tendered Notes that have a higher Acceptance Priority Level as specified in the table above) (the “Consideration Cap Condition”). The purchase of all the Notes validly tendered and not validly withdrawn in the Offers (including those anticipated to be tendered pursuant to the Guaranteed Delivery Procedures) would cause the Consideration Cap Condition to not be satisfied with respect to all Offers for the Notes. Accordingly, in accordance with the Consideration Cap Condition,

(i)	the Issuers have accepted for purchase all of the Notes with an Acceptance Priority Level in the table above of 1 through 10 (inclusive), in each case, that have been validly tendered and not validly withdrawn at or prior to the Expiration Date (and will accept all Notes of such series that are properly tendered pursuant to the Guaranteed Delivery Procedures), and

(ii)	the Issuers have not accepted for purchase any of the Notes with an Acceptance Priority Level in the table above of 11 through 13 (inclusive).

Upon the terms and subject to the conditions set forth in the Offer to Purchase, Holders whose Notes have been accepted by the Issuers for purchase in the Offers will receive the applicable Total Consideration specified in the table above for each $1,000 principal amount of such Notes in cash on the Settlement Date.

In addition to the applicable Total Consideration, Holders whose Notes have been accepted by the Issuers for purchase pursuant to an Offer will receive a cash payment equal to the accrued and unpaid interest on such Notes from and including the immediately preceding interest payment date for such Notes to, but excluding, the Settlement Date (the “Accrued Coupon Payment”). Interest will cease to accrue on the Settlement Date for all Notes accepted for purchase in the Offers. Under no circumstances will any interest be payable because of any delay in the transmission of funds to Holders by The Depository Trust Company (“DTC”) or its participants.

The Issuers have retained Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC to act as dealer managers (the “Dealer Managers”) for the Offers. Questions regarding the terms and conditions for the Offers should be directed to:

Morgan Stanley	Wells Fargo Securities
Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036 Toll Free: (800) 624-1808 Collect: (212) 761-1057 Email: LMNY@morganstanley.com Attention: Liability Management Group

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Toll Free: (866) 309-6316

Collect: (704) 410-4235

Email: liabilitymanagement@wellsfargo.com

Attention: Liability Management Group

Global Bondholder Services Corporation is acting as the Information and Tender Agent for the Offers. Questions or requests for assistance related to the Offers or for additional copies of the Offer to Purchase may be directed to:

Global Bondholder Services Corporation

Offers Website: https://gbsc-usa.com/comcast

65 Broadway - Suite 404

New York, NY 10006

Banks and Brokers call: (212) 430-3774

All others call Toll Free: (855) 654-2015

You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The Tender Offer Documents can be accessed at the following link: https://gbsc-usa.com/comcast.

If an Issuer terminates any of its Offers with respect to one or more series of Notes, it will give prompt notice to the Information and Tender Agent, and all Notes tendered pursuant to such terminated Offer will be returned promptly to the tendering Holders thereof. With effect from such termination, any Notes blocked in DTC will be released.

Offer and Distribution Restrictions

This news release is for informational purposes only. This news release is not an offer to purchase or a solicitation of an offer to sell any Notes or any other securities of the Issuers or any of its subsidiaries. The Offers are being made solely pursuant to the Offer to Purchase and the related Notice of Guaranteed Delivery. The Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In any jurisdiction in which the securities or “blue sky” laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to have been made on behalf of the Issuers by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. None of the Issuers, the Information and Tender Agent or the Dealer Managers, nor any of their affiliates, makes any recommendation as to whether Holders should tender or refrain from tendering all or any portion of their Notes in response to the Offers.

No action has been or will be taken in any jurisdiction that would permit the possession, circulation or distribution of either this news release, the Offer to Purchase or any material relating to the Issuers or the Notes in any jurisdiction where action for that purpose is required. Accordingly, neither this news release, the Offer to Purchase nor any other offering material or advertisements in connection with the Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA) is a global media and technology company. From the connectivity and platforms we provide, to the content and experiences we create, our businesses reach hundreds of millions of customers, viewers, and guests worldwide. We deliver world-class broadband, wireless, and video through Xfinity, Comcast Business, and Sky; produce, distribute, and stream leading entertainment, sports, and news through brands including NBC, Telemundo, Universal, Peacock, and Sky; and bring incredible theme parks and attractions to life through Universal Destinations & Experiences. Visit www.comcastcorporation.com for more information.

Caution Concerning Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements about, among other things, the terms and timing for completion of the Offers, including the expected Settlement Date. In evaluating these statements, readers should consider various factors, including the risks and uncertainties we describe in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission (SEC). Factors that could cause our actual results to differ materially from these forward-looking statements include changes in and/or risks associated with: the competitive environment; consumer behavior; the advertising market; consumer acceptance of our content; programming costs; key distribution and/or licensing agreements; use and protection of our intellectual property; our reliance on third-party hardware, software and operational support; keeping pace with technological developments; cyber attacks, security breaches or technology disruptions; weak economic conditions; acquisitions and strategic initiatives; operating businesses internationally; natural disasters, severe weather-related and other uncontrollable events; loss of key personnel; labor disputes; significant tax liability if the separation of Versant is not tax-free; laws and regulations; adverse decisions in litigation or governmental investigations; and other risks described from time to time in reports and other documents we file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made, and involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Investor Contacts:

Marci Ryvicker (215) 286-4781

Jane Kearns (215) 286-4794

Press Contacts:

Jennifer Khoury (215) 286-7408

John Demming (215) 286-8011

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